UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2005

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2005, RealNetworks, Inc. (the "Company") and Microsoft Corporation ("Microsoft") entered into an agreement to settle all antitrust disputes worldwide between the two companies.

Pursuant to the settlement agreement, the Company agreed to dismiss its antitrust litigation in the United States against Microsoft with prejudice and agreed to take no further steps to participate in the antitrust proceedings pending against Microsoft instituted by the European Union and Korea. Microsoft agreed to pay the Company $460 million to settle all claims. In addition, pursuant to the settlement agreement, Microsoft will license certain Microsoft technologies to the Company to enhance its media software solutions. Microsoft has also agreed to enhance consumers' ability to access the Company's software products by enabling consumers to easily choose their preferred settings for playing media files and managing other media experiences. Microsoft and the Company have agreed to work together to enhance interoperability between Microsoft's Windows Media and the Company's Helix Digital Rights Management ("DRM") systems, and Microsoft will enable the Company to facilitate the playback of content on non-Windows portable devices and personal computers using Windows Media DRM. Microsoft has also provided the Company contractual assurances ensuring the Company's broad access to the PC OEM distribution channel.

Upon settlement of the legal disputes, the Company and Microsoft also entered into two commercial agreements that provide for collaboration in digital music and casual games. The settlement agreement and the commercial agreements were announced simultaneously in the press release attached to this Current Report on Form 8-K. Pursuant to the music and games agreements, Microsoft is scheduled to pay the Company $301 million in cash and provide services over 18 months in support of the Company's product development, distribution and promotional activities. Under the music agreement, the Company also agreed to take steps to support MSN Search, and the Company and Microsoft further agreed to jointly promote the use of certain Microsoft technologies with the Company's Rhapsody to Go product.

The combined value of the settlement agreement and the two commercial agreements, over their terms, is approximately $761 million.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit No. Description

99.1 Press Release issued by RealNetworks, Inc. dated October 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

October 17, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. Vice President, Legal and Business Affairs, General Counsel and Corp. Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated October 11, 2005.